Exhibit 32.2

ULTRA CLEAN HOLDINGS, INC.

SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

The certification set forth below is being submitted in connection with the annual report on Form 10-K/A of Ultra Clean Holdings, Inc. for the year ended December 28, 2012 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Kevin C. Eichler, the Chief Financial Officer of Ultra Clean Holdings, Inc., certify that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ultra Clean Holdings, Inc.

Date: March 14, 2013

/s/ Kevin C. Eichler
Kevin C. Eichler
Senior Vice President and Chief Financial Officer